Exhibit 5.1
[Letterhead of General Mills, Inc.]
December 4, 2008
Board of Directors
General Mills, Inc.
Number One General Mills Boulevard
Minneapolis, Minnesota 55426
Ladies and Gentlemen:
I have acted as Vice President, Deputy General Counsel of General Mills, Inc., a Delaware corporation (the “Company”), in connection with the preparation of its registration statement on Form S-3 (the “Registration Statement”) to be filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Act”), relating to the proposed public offering of debt securities of the Company, consisting of unsecured notes, debentures or other evidences of indebtedness (the “Debt Securities”), which may be sold from time to time and on a delayed or continuous basis, as set forth in the prospectus which forms a part of the Registration Statement (the “Prospectus”), and as to be set forth in one or more supplements to the Prospectus. This opinion letter is furnished to you at your request to enable you to fulfill the requirements of Item 601(b)(5) of Regulation S-K in connection with the Registration Statement.
The Debt Securities, if issued, are to be issued pursuant to the indenture filed as Exhibit 4.1 to the Registration Statement (as such may be amended from time to time, the “Indenture”), dated February 1, 1996, between the Company and U.S. Bank National Association, as trustee (the “Trustee”).
For purposes of this opinion letter, I, or attorneys in the Law Department of the Company under my direction, have examined copies of such documents as I have considered necessary and appropriate for the purposes of this opinion, including the following documents:
1.	An executed copy of the Registration Statement, including the Prospectus included therein, which provides that it will be supplemented in the future by one or more supplements to the Prospectus.

2.	The Restated Certificate of Incorporation of the Company, as amended (the “Certificate”).

3.	The By-laws of the Company, as amended (the “By-laws”).

4.	The Indenture.

5.	Resolutions of the Board of Directors of the Company adopted at a meeting held on June 23, 2008 relating to general debt authorization, the filing of the Registration Statement and related matters (the “Resolutions”).
I, or attorneys in the Law Department of the Company under my direction, have also reviewed such questions of law as I have considered necessary and appropriate for the purposes of this opinion.
In rendering the opinions set forth below, I have assumed the genuineness of all signatures, the accuracy and completeness of all documents submitted to me, the authenticity of all original documents, and the conformity to authentic original documents of all documents submitted to me as copies (including telecopies). I have also assumed the legal capacity for all purposes relevant hereto of all natural persons and, with respect to all parties to agreements or instruments relevant hereto other than the Company, that such parties had the requisite power and authority (corporate or otherwise) to execute, deliver and perform such agreements or instruments, that such agreements or instruments have been duly authorized by all requisite action (corporate or otherwise), executed and delivered by such parties and that such agreements or instruments are the valid, binding and enforceable obligations of all parties thereto. As to questions of fact material to my opinion, I have relied upon certificates of officers of the Company and of public officials. I have also assumed that any Debt Securities will be issued and sold with such terms and in such manner as are described in the Registration Statement (as amended from time to time), the Prospectus included therein (as amended from time to time) and any related supplements to the Prospectus.
Based upon the foregoing and subject to the assumptions, exceptions, limitations and qualifications set forth herein, I am of the opinion that when (i) the Indenture has been duly authorized, executed and delivered by the Company and the Trustee; (ii) all requisite corporate action has been taken by the Company, the Board of Directors of the Company or a duly authorized committee thereof and the appropriate officers of the Company pursuant to the provisions of the Indenture to fix and approve the terms of the Debt Securities, including the establishment of the form or forms of certificates representing the Debt Securities pursuant to the provisions of the Indenture; and (iii) the instruments representing the Debt Securities have been duly authenticated by the Trustee and duly executed and delivered by the Company to the purchasers thereof upon payment of the agreed upon consideration therefor, in each case, in accordance with the provisions of the Indenture and in the manner described in the corporate action and as contemplated by the Registration Statement, the Prospectus and the related prospectus supplement, such Debt Securities will be validly issued and will constitute valid and binding obligations of the Company.
For purposes of the opinions above, I have assumed that there shall not have occurred any change in law affecting the validity or enforceability of the Debt Securities after the date of this opinion letter. I have also assumed that none of the terms of the Debt Securities to be established subsequent to the date hereof, nor the issuance and delivery of such Debt Securities, nor the compliance by the Company with the terms of such Debt Securities, will violate any applicable law or will result in a violation of any provision of any instrument or agreement then binding upon the Company, or any restriction imposed by any court or governmental body having jurisdiction over the Company.
My opinions expressed above are subject to the following qualifications:
(a)	I express no opinion as to the effect of (i) any bankruptcy, insolvency, reorganization, arrangement, fraudulent conveyance, moratorium or other similar laws of general application relating to or affecting the rights of creditors including, without limitation, laws relating to fraudulent transfers or conveyances and preferences, (ii) general principles of equity including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, and the possible unavailability of specific performance, injunctive relief or other equitable relief, and limitations on rights of acceleration regardless of whether considered in a proceeding in equity or at law, (iii) requirements that a claim with respect to any Debt Securities denominated other than in United States dollars (or a judgment denominated other than in United States dollars in respect of such a claim) be converted into United States dollars at a rate of exchange prevailing on a date determined pursuant to applicable law or (iv) governmental authority to limit, delay or prohibit the making of payments outside the United States or in a foreign currency, composite currency or currency unit.

(b)	In rendering the opinions set forth above, I have assumed that, at the time of the authentication and delivery of a series of the Debt Securities, (i) the Indenture and the Resolutions will not have been modified or rescinded, (ii) there will not have occurred any change in the law affecting the validity or enforceability of the Debt Securities, (iii) the Registration Statement and any amendments thereto will have become effective under the Securities Act of 1933, as amended (the “Securities Act”), and will be effective at such time, and the Company will remain eligible to use the Registration Statement, (iv) the Debt Securities will be issued and sold with such terms and in such manner as is described in the Registration Statement (as amended from time to time), the Prospectus included therein (as amended from time to time) and any related prospectus supplement and in compliance with the Securities Act, the rules and regulations thereunder, the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), the rules and regulations thereunder and any applicable state securities laws, all as then in effect, (v) the Indenture will have been qualified under the Trust Indenture Act and will continue to be so qualified, (vi) none of the particular terms of a series of Debt Securities will violate any applicable law and (vii) neither the issuance and sale of the Debt Securities nor the compliance by the Company with the terms thereof will result in a violation of the Certificate or the By-laws as then in effect or any order then in effect of any court or governmental body having jurisdiction over the Company.

(c)	I express no opinion as to the enforceability of (i) provisions that relate to choice of law, (ii) waivers by the Company of any statutory or constitutional rights or remedies or (iii) terms which excuse any person or entity from liability for, or require the Company to indemnify such person or entity against, such person’s or entity’s negligence or willful misconduct.

(d)	I draw your attention to the fact that, under certain circumstances, the enforceability of terms to the effect that provisions may not be waived or modified except in writing may be limited.
This opinion letter has been prepared for your use in connection with the Registration Statement and speaks as of the date hereof. I assume no obligation to advise you of any changes in the foregoing subsequent to the effective date of the Registration Statement.
The opinions expressed above are limited to the General Corporation Law of the State of Delaware, the laws of the State of New York and the federal laws of the United States that are normally applicable, in my experience, to transactions of this type.
I hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to me under the caption “Validity of Securities” in the prospectus that is a part of the Registration Statement. In giving such consent, I do not thereby admit that I am in the category of persons whose consent is required under Section 7 of the Securities Act.
Very truly yours,
/s/ Janice L. Marturano
Janice L. Marturano
Vice President and Deputy General Counsel